Exhibit 10.18

SHENZHEN TOP BULL APARTMENT MANAGEMENT CO.LTD

SHENZHEN TOP BULL APARTMENT MANAGEMENT CO.,LTD

Lease contract

LESSOR (Party A):SHENZHEN TOP BULL APARTMENT MANAGEMENT CO.,LTD

LESSEE (Party B):SMARTEN TECHNOLOGY CO.,LTD

According to “The Contract Law of the People’s Republic of China” and other relevant laws and regulations, On the basis of equality, voluntariness, fairness and good faith, Party A and Party B sign this contract on Party B’s lease of the house that Party A can rent according to law.

I.Housing situation and leasing situation

1.Party A will be located in Room 3024,Building 2, Jingji Yujing Times Building, Huanggekeng Community, Longcheng Street, Longgang District, Shenzhen is leased to Party B.The decoration standard of the leased property is: fine decoration.

2.Party B’s lease is for Residence.

Ii.The term of lease.

1.The rental period of the room is 12 months,from August 1, 2021 to July 31, 2022.

2.Both Party A and Party B shall complete the house delivery and inspection according to the House Delivery List (see Annex I) and sign and seal the House Delivery List, and Party A and Party B shall complete the house delivery.

III. Rent, deposit and payment

1. Rent standard: the house rent is 5,200.00 yuan/month.(Excluding property fee, property fee 3.98 yuan / ㎡, maintenance fee 0.25 yuan / ㎡, excluding water 5.19 yuan / ton, electricity 1.3 yuan / ah.).

2. Rent payment method

Rent and property fee shall be paid monthly: on the date of this Agreement, Party B pays the first rent (RMB 5,200.00yuan), deposit (RMB 10,400.00 yuan),property fee(RMB370.55yuan),internet fee(RMB 99.00yuan),tax(RMB 273.43yuan),total (RMB 16342.98yuan),the lease period corresponding to the first rent is from August 1, 2021 to August 31, 2022 ; Subsequent rent and property fees shall be paid 5 working days before the start of the corresponding lease period, and Party A shall pay the deposit to Party B’s designated account within 3 working days after Party B settles all expenses.

3. Water and electricity

Water and electricity bills are paid once a month based on Party B’s consumption, and the first payment is before August 31, 2021, the payment shall be completed within 7 working days after the expiration of the contract in the last month after the expiration of the lease.

SHENZHEN TOP BULL APARTMENT MANAGEMENT CO.LTD

4. Term of payment

Party A and Party B agree that Party B shall pay the rent of the house and monthly periodic expenses 5 working days in advance of each period.

beneficiary account No.：0002 9849 5859

Beneficiary Bank ： huanggekeng sub branch of Shenzhen rural commercial bank

Beneficiary’s name：SHENZHEN TOP BULL APARTMENT MANAGEMENT CO.,LTD

IV. Rights and obligations of both parties

(1) Party A’s rights and obligations

1. Party A has obtained the right to lease the house. If an ownership dispute affects Party B’s use of the house, Party A shall bear the compensation and pay B’s economic loss caused by the party.

2. Party A shall not take back the house without authorization or sublet others during the agreement period.

3. Party A shall reasonably keep the certificates and materials provided by Party B, and shall not use them for other purposes without Party B’s written consent.

4. During the lease term, if Party A terminates this agreement in advance without reason, it shall be deemed as Party A’s breach of contract.

Make compensation.

5. Party A has the right to inspect and clean the public areas of the leased house from time to time, and to deal with the disorderly arrangement of private

The item informs the owner of the item to clean up, and if the owner does not handle it, it can be cleaned up.

6. Party A shall not be liable for compensation incurred by Party B during the use of the apartment by Party B.

(2) Party B’s rights and obligations

1. Party B shall register and file for check-in in accordance with relevant laws and regulations.

2. Party B shall provide the original ID card, work unit certification documents and other relevant documents, contact information and other information as required by Party A, and Party B shall ensure that the personal information provided by it is true, legal and valid.

3. Party B shall abide by the property management system of the community, and shall not change the structure and purpose of the house without authorization, shall not sublet or lend the house to others without authorization, shall not renovate or renovate the house without authorization, shall not change the house lock without authorization, and shall not use the house to carry out Illegal activities, otherwise, Party B shall bear all the responsibilities and compensate Party A for the economic losses caused by this. At the same time, Party A has the right to take back the house.

SHENZHEN TOP BULL APARTMENT MANAGEMENT CO.LTD

4. During the lease period, Party B is strictly prohibited from placing flammable, explosive, toxic, harmful and other dangerous, prohibited items or possessing various items prohibited by laws and regulations in the house. If Party B fails to abide by this agreement, the related losses and legal liabilities shall be borne by Party B.

5. During the lease term, Party B shall maintain the normal use of the existing equipment and facilities of the leased house. If adjustments are required, it shall obtain written consent from Party A in ad vance, including but not limited to the movement and occupation of equipment and facilities in the public area of the leased house. If the equipment and facilities are damaged or lost due to Party B’s mi smanagement, or if they occupy or sell them private ly without Party A’s written consent, Party A has the right to request Party B to compensate for the corresponding losses and reserves the right to pursue investigations.

6. During the lease term, if the house is stolen or caused by a fire caused by Party B and any personal or property losses caused by it, Party B shall bear full responsibility and compensate for all losses caused to Party A and the house.

7. Party B shall return the house when the lease term of this agreement expires, settle related expenses, and clean the house. After Party A passes the inspection and acceptance, Party B’s deposit (interest-free) shall be returned within 7 days.

8. When Party B returns the house, it shall return the leased house and equipment and facilities to Party A in the original form according to the details listed in Annex I of the “House Delivery List”, settle related expenses, and empty Party B’s items. If Party B keeps any items, it shall be deemed If it is discarded by Party B, Party A has the right to dispose of it on its own, and Party B shall bear the costs incurred due to the disposal, and Party A has the right to directly deduct from the expenses that should be returned to Party B.

9. Party B shall pay all the expenses that shall be borne by Party B, such as the house rent, property expenses, and the advance payment by Party A in full and on time in accordance with the payment agreement. In any case, Party B shall not use the deposit to offset the above expenses for any reason.

10. Party B shall not use the leased house for any illegal activities, nor can it change the purpose of the leased house, such as using the leased house for business operations.

SHENZHEN TOP BULL APARTMENT MANAGEMENT CO.LTD

V. Liability for breach of contract

(1) If Party A has the following behaviors, Party B can unilaterally terminate the agreement, Party A settles the relevant expenses, takes back the house, and refunds the remaining rent to Party B (if the lease period is less than one month, the rent will be calculated as one month) and the remaining deposit (none interest):

1. Except for force majeure, the delay of delivery for 7 days or more;

2. Refusal to undertake maintenance obligations, causing Party B to be unable to use the house normally.

(2) If Party B has the following circumstances, Party A has the right to unilaterally terminate this agreement, take back the leased house, and deduct one month’s rent from Party B’s deposit as liquidated damages. After Party B has settled the relevant expenses, Party B will refund the remaining rent paid (if the lease period is less than one month, the rent will be calculated as one month) and the remaining deposit (interest-free), if the liquidated damages are not enough to compensate Party A for the losses suffered , Then Party B shall additionally compensate for all losses caused to Party A. If Party B’s actions result in Party A being punished by the relevant administrative agency, Party A can continue to claim compensation from Party B:

1. Providing false information when registering the “Leasing Client Information Form”;

2. Failure to pay rent as agreed for 3 days;

3. The total amount of arrears exceeds 300 yuan or is delayed by 5 working days;

4. Changing the purpose of the house without authorization;

5. Change the structure of the house without authorization or damage the main structure of the house;

6. Inappropriate storage or unreasonable use causes damage to or loss of house accessories, equipment and facilities, and refuses to compensate;

7. Subletting the house to others without authorization;

8. The number of residents during the lease period exceeds the agreed number;

9. Interfering with other people’s normal life (including but not limited to causing written complaints from neighbors, neighborhood committees, or police station coordination) due to disturbance to the people, lack of hygiene, keeping pets, etc.;

10. Using rented houses to engage in illegal activities or harm public interests.

11. Concealing, underreporting, or falsely reporting one’s own infectious diseases or hidden diseases;

(3) In the event of other statutory termination of the agreement or otherwise agreed by both parties, it shall be implemented in accordance with relevant laws and regulations or the agreement between the parties.

(4) After the occurrence of the above-mentioned Article 5(2), Party A shall send a notice of agreement cancellation to Party B, and Party B shall vacate the house from Party A within 3 days after receiving the notice of agreement cancellation by Party A. If Party B exceeds the vacancy The clothing, luggage and other items left in the rental house during the refund period are deemed to be discarded by Party B. Party A can dispose of it by itself, and Party B shall bear the costs incurred due to the disposal, and Party A has the right to directly deduct the amount due to Party B. . Party A will notify Party B in any of the following ways. If Party B ignores it, it will be deemed that Party B has agreed to terminate this agreement:

①Party A shall make a recorded call through the telephone call reserved by Party B in this agreement;

②Party A sends a short message notification to the phone reserved by Party B in this agreement (if Party B’s phone number changes, it shall notify Party A on the day of the change, otherwise Party A sends a short message notification to the phone reserved by Party B in this agreement is a valid notification );

③A to the address on the copy of the ID card retained in the agreement between Party A and Party B will be deemed as a notice 3 days after the express delivery date (regardless of whether Party B has received it ).

(5) If the defaulting party has one of the following circumstances, the defaulting party shall pay the observing party a liquidated damage of RMB 50 per day overdue, and compensate the observing party for the losses suffered as a result:

1. Party A fails to deliver the house according to the agreed time;

2. Party B fails to pay the rent, service fees and other expenses that should be borne by Party B as agreed in this agreement, but fails to meet the conditions for termination of the agreement;

3. If Party B occupies the public area at will and places personal items in a random manner, it refuses to rectify after receiving Party A’s written notice (including but not limited to email, SMS, WeChat, QQ, etc.).

(6) If Party A unilaterally terminates this agreement, it shall pay Party B liquidated damages according to the amount of deposit paid by Party B, and the rent and various expenses shall be settled to the day when the house is returned to Party A.

(7) If Party B unilaterally terminates this agreement, the paid deposit and liquidated damages will not be refunded, and the rent and various expenses shall be settled to the day when the house is returned to Party A.

(8) If Party B fails to return the house to Party A in accordance with this agreement, Party A shall pay the house rent to Party A at double the current rent standard for every day’s overdue.

SHENZHEN TOP BULL APARTMENT MANAGEMENT CO.LTD

VI. Resolution of Agreement Disputes

Any disputes arising from or related to this agreement shall be submitted to the Shenzhen Arbitration Commission for arbitration in accordance with its arbitration rules. The arbitration award is final and binding on both parties.

VII. Terms of renewal

When the lease agreement expires and Party B needs to renew the lease, Party B shall submit a written request for renewal to Party A 15 working days before the expiration of the agreement, and sign a new house lease agreement after negotiation.

VIII. Liability of property fees and other expenses

(1) During the lease term, the house: water, electricity, internet, property management fees, indoor facility maintenance fees (except for improper use of the house, which should be borne by Party B), cleaning fees, All are borne by Party B, and the expenses borne by Party A : None.

(2) Except for the above agreed circumstances, all expenses related to the use of the leased house not listed in this agreement shall be borne by Party B. Party B shall pay for the above fees and Party A shall advance in advance, and Party A shall provide Party B with monthly bills (including but not limited to notifications by email, SMS, WeChat, QQ, etc.) of the above-mentioned advances. The fees paid by Party A shall be paid to Party A by bank transfer or Alipay after Party B receive the bill notification Within 3 days.

When the agreement is signed, please refer to the various fee settlement tables in the “House Delivery List” in Annex I of the agreement. Party B can calculate the usage fees of Party B during the lease term based on the settlement data.

IX.Maintenance and repair of houses and accessories, equipment and facilities

(1) Party A guarantees that the building structure, equipment and facilities of the leased house meet the safety conditions of construction, fire protection, public security, health, etc., and shall not endanger personal safety. During the lease period, Party B shall abide by the national laws and regulations, the relevant management regulations of the provinces and cities, and the property management regulations of the relevant communities.

(2) During the lease term, Party B is responsible for inspecting and maintaining the existing equipment and facilities of the leased house, and ensuring that the house and its accessories, equipment and facilities are in a suitable and safe state:

1. For the loss or damage of the house and its ancillary items, equipment and facilities (excluding Party B’s own items, equipment and facilities) due to natural attributes or reasonable use, Party B shall promptly notify Party A for repairs. Party A will arrange repairs within 5 working days after receiving Party B’s notice. Party B who fails to make repairs within the time limit can arrange repairs on its own, at the expense of Party A. If the maintenance of the house seriously affects the use of Party B, the rent shall be reduced or the lease term shall be extended accordingly. If Party B does not find damage to the house and its ancillary items, equipment and facilities, or Party B fails to notify Party A for repairs after discovering the damage, or Party A fails to provide necessary cooperation during repairs (including but not limited to the lock of the door that prevents Party A’s personnel from entering) Situation) The personal and property losses caused by Party B shall be borne by Party B.

2. If Party B’s improper storage or unreasonable use results in damage or breakdown of the house and its ancillary items, equipment and facilities, Party B shall be responsible for repairs and bear the repair costs or bear the corresponding liability for compensation.

X. Other agreed matters

（1） If this agreement cannot be performed due to irresistible factors and government actions, this Agreement shall be terminated automatically, and neither party shall bear any liability for breach of contract.

（2） This Agreement shall come into force after being signed and sealed by both parties. This agreement is made in duplicate,s with each party holding one copy.

Signature / Seal of both parties
PARTY A (Signature/Seal)	PARTY B (Signature/Seal)
Tel: (stamp)	Tel： (stamp)
ID No.:	ID No.:

Date: July 9, 2021	Date: July 9, 2021